Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Extra Space Management, Inc. 401(k) Plan
Salt Lake City, Utah
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-204010) of Extra Space Storage, Inc. of our report dated June 28, 2022, relating to the financial statements of Extra Space Management, Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ WSRP
Salt Lake City, Utah

June 28, 2023